August 21, 1995



Orbital Sciences Corporation
21700 Atlantic Boulevard
Dulles, Virginia  20166

Ladies and Gentlemen:

     This opinion is rendered to you in connection with the Registration Statement on Form S-8, filed on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), for the registration by Orbital Sciences Corporation (the "Company") of the sale by it of 975,000 shares of the Company's common stock, $.01 par value per share, from time to time pursuant to the Orbital Sciences Corporation 1990 Stock Option Plan and 50,000 shares of the Company's common stock, $.01 par value per share (the aggregate 1,025,000 shares are hereafter referred to as the "Shares"), from time to time pursuant to the Orbital Sciences Corporation 1990 Stock Option Plan for Non-Employee Directors (together with the Orbital Sciences Corporation 1990 Stock Option Plan, the "Plans").

     We have acted as counsel for the Company in connection with the preparation and filing of the Registration Statement. In connection with this opinion we have examined the Restated Certificate of Incorporation and Bylaws of the Company and all amendments thereto and have examined and relied on the original, or copies certified to our satisfaction, of such records of meetings of the directors and stockholders of the Company, documents and other instruments, including the Plans, as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. The Shares have been duly authorized and, when issued and sold by the Company pursuant to the Plan, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration
Statement and consent to the filing of this opinion as an Exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Ropes & Gray

                              Ropes & Gray


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